                                                                 EXHIBIT 3.1(AV)

                            ARTICLES OF INCORPORATION

                                       OF

                        CASTLE & COOKE LAND COMPANY, INC.



                  THESE ARTICLES OF INCORPORATION, made and entered into by and between the undersigned,

                                   WITNESSETH:

                  That the undersigned, desiring to become incorporated as a corporation in accordance with the laws of the State of Hawaii, and to obtain the rights and benefits conferred by said laws upon corporations, do hereby associate themselves together and unite and form a corporation, and do make and enter into the following Articles of Incorporation, the terms whereof it is agreed shall be equally obligatory upon the parties signing this instrument and upon all the parties who from time to time may hold stock in the corporation.

                                   ARTICLE I

                                      NAME

                  The name of the corporation shall be:

                        CASTLE & COOKE LAND COMPANY, INC.

                                   ARTICLE II

                                     OFFICES

                  The location of the principal office of the corporation shall be in the City of Honolulu, State of Hawaii, and the street and mailing address of the initial principal office of the corporation shall be 650 Iwilei Road, Honolulu, Hawaii 96801. The corporation may have such other offices within and without the State of Hawaii as its business may from time to time require.

                                  ARTICLE III

                                  CAPITAL STOCK

                  A. The number of shares of stock that the corporation is authorized to issue shall be 1,000 shares of stock, without par value, all of said stock being of the same class.

                  B. The Board of Directors may determine that a portion of any consideration received by the corporation for the issuance of shares of stock of the corporation shall be treated as paid-in surplus and that the remainder of such consideration shall constitute capital of the corporation.

                                   ARTICLE IV

                   INITIAL DIRECTORS AND OFFICERS, SUBSCRIBERS

                  A. The number of directors constituting the initial board of directors shall be two (2). The names and residence addresses of the persons who are to act as the initial directors and officers of the corporation until the first annual meeting of shareholders and thereafter until their successors are elected and qualified are as follows:

                                    Directors
                                    ---------

Names                                            Residence Addresses

Thomas C. Leppert                                193 Kokololio
                                                 Honolulu, Hawaii 96821

George Yim                                       2445 Ferninard Avenue
                                                 Honolulu, Hawaii 96822

                                    Officers
                                    --------

Names and Offices Held                           Residence Addresses
-----------------------                          -----------------------

George Yim                                       2445 Ferninard Avenue
(President)                                      Honolulu, Hawaii 96822

Kevin Shaney                                     3576 Alani Drive
(Vice-President                                  Honolulu, Hawaii 96822
   Treasurer & Secretary)

Tomoe Komata                                     853 Ahuwale Street
(Assistant Secretary)                            Honolulu, Hawaii 96821

                  B. The name(s) of the subscriber(s) for shares, the number of shares subscribed for, the subscription price of the stock subscribed for and the amount of capital (and paid-in surplus, if any) paid in cash by each subscriber are as follows:

                                                                   Amount of
                                           Subscription Price    Capital Paid
                         No. of Shares       For the Shares     In Cash By Each
Name                     Subscribed For      Subscribed For       Subscriber
---------------------    --------------    ------------------   ---------------
Castle & Cooke, Inc.,        1,000              $1,000.00          $1,000.00
a Hawaii corporation

                                   ARTICLE V

                               PURPOSES AND POWERS

                  A. The corporation is organized for the following purposes:

                    (1) To buy, take leases or otherwise acquire, hold, own, use, improve, develop, cultivate, grant, bargain, sell, convey, lease, mortgage, or otherwise dispose of, and in all respects to deal in and with real properties, improved or unimproved, and any interests and rights therein; and

                    (2) To transact any or all lawful business for which corporations may be incorporated under the Hawaii Business Corporation Act (chapter 415, Hawaii Revised Statutes) or any future similar law.

                  B. The corporation shall have and possess all the powers permitted to corporations incorporated under said Hawaii Business Corporation Act or any future similar law.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

                  A. If the corporation has only one shareholder, the Board of Directors shall have one or more directors. If the corporation has two shareholders, the Board of Directors shall have two or more directors. If the corporation has three or more shareholders, the Board of Directors shall have at least three directors. At least one member of the Board of Directors shall be a resident of the State of Hawaii, and in the absence of such one member, the Board of Directors shall not function, except to elect a new director who is a resident of the State of Hawaii.

                  B. The members of the Board of Directors shall be elected or appointed at such times, in such manner and for such terms as may be prescribed by the By-Laws, which also may provide for the removal of directors and the filling of vacancies and may provide that the remaining members of the Board of Directors, although less than a quorum thereof, may by the affirmative vote of the majority of such remaining members fill vacancies in the Board of Directors. The directors need not be shareholders of the corporation.

                  C. The Board of Directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to resolutions adopted by the shareholders and to any limitations which may be set forth in statutory provisions, in these

Articles or in the By-Laws. The Board of Directors, without the approval of the shareholders of the corporation, or of any percentage thereof, may authorize the borrowing of money or the incurring of debts, even though as a result thereof the amount of the corporation's indebtedness may exceed its capital stock.

                                  ARTICLE VII

                                    OFFICERS

                  A. The officers of the corporation shall consist of a President, one or more Vice Presidents as may be prescribed by the By-Laws, a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be prescribed by the By-Laws. The officers shall be elected or appointed, hold office and may be removed as may be prescribed by the By-Laws. No officer need be a shareholder of the corporation. Any two or more offices may be held by the same individual; provided that if there are two or more directors there shall be at least two individuals as officers.

                  B. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be prescribed by the By-Laws, or as may be determined by resolution of the Board of Directors not inconsistent with the By-Laws.

                                  ARTICLE VIII

                                   INDEMNITY

                  (A) The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct of such person was unlawful.

                  (B) The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this corporation. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to this corporation unless and only to the extent that the court in which such action or suit was brought or any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (C) To the extent that a director or officer of the corporation or a person serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (A) or paragraph (B) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (D) Any indemnification under paragraph (A) or paragraph (B) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph (A) or paragraph (B). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, by independent legal counsel in a written opinion to the corporation, or (3) by a majority vote of the shareholders, or (4) by the court in which such action, suit or proceeding was pending upon application made by this corporation or the person seeking indemnification or the attorney or other person rendering services in connection with the defense, whether or not such application is opposed by this corporation.

                  (E) Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that the director is entitled to be indemnified by the corporation as authorized in this Article. Expenses incurred by a person other than a director of the corporation in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article.

                  (F) Any indemnification pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                  (G) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of the status of such person as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article. Any such insurance may be procured from any insurance company designated by the Board of Directors in which the corporation may have an equity or other interest, through stock ownership or otherwise.

                                   ARTICLE IX

                                    BY-LAWS

                  The initial By-Laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-Laws or adopt new By-Laws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors.

                                    ARTICLE X

                                    AMENDMENT

                  These Articles may be amended from time to time in the manner provided by law.

                                   ARTICLE XI

                                    DURATION

                  The corporation shall exist in perpetuity.

                  We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements and that the same are true and correct.

                  Witness our hands this 8th day of March, 1990.

                                                     /s/ Thomas C. Leppert
                                                     --------------------------
                                                     THOMAS C. LEPPERT


                                                     /s/ George Yim
                                                     --------------------------
                                                     GEORGE YIM

                                                                   Incorporators

NONREFUNDABLE FILING FEE: $25.00                                DOMESTIC PROFIT
SUBMIT ORIGINAL AND ONE TRUE COPY                              NAME CHANGE ONLY

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK.

                  The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.       The present name of the corporation is:

                  CASTLE & COOKE LAND COMPANY, INC.
         ----------------------------------------------------------------------

2.       The name of the corporation is changed to:

                  DOLE DIVERSIFIED, INC.
         ----------------------------------------------------------------------

3.       Total number of shares outstanding is:              1,000
                                                -------------------------------

4. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS AT A MEETING, COMPLETE THE FOLLOWING:

         The meeting of the shareholders was held on
                                                     --------------------------
                                                     (Month      Day      Year)

                                                   Number of Shares Voting             Number of Shares Voting
                    Class/Series                        For Amendment                     Against Amendment
        ------------------------------------- ----------------------------------- -----------------------------------


5. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS, COMPLETE THE FOLLOWING:

         By written consent dated               April 17, 1997
                                  --------------------------------------------,
                                   (Month            Day                  Year)

         the shareholders unanimously adopted the amendment to change the corporate name.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this   7th    day of               May             , 1997.
                       --------        ------------------------------    ---

David A. DeLorenzo, President                                Edward A. Lang, III, Treasurer
---------------------------------------------------------    ---------------------------------------------------------
               (Type/Print Name & Title)                                    (Type/Print Name & Title)


/s/ David A. DeLorenzo                                       /s/ Edward A. Lang, III
---------------------------------------------------------    ---------------------------------------------------------
                 (Signature of Officer)                                       (Signature of Officer)

                       (SEE REVERSE SIDE FOR INSTRUCTIONS)

                                    EXHIBIT A

                        CASTLE & COOKE LAND COMPANY, INC.

                     AMENDMENT TO ARTICLES OF INCORPORATION


                  The Articles of Incorporation of CASTLE & COOKE LAND COMPANY, INC., a Hawaii corporation, are hereby amended as follows:

                  1. By adding a new Article to be designated and located appropriately and to read in its entirety as follows:


                                  "ARTICLE XII

                      LIMITATION OF LIABILITY OF DIRECTORS

                  The personal liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Hawaii law including, without limitation, to the fullest extent permissible under Section 415-48.5 of the Hawaii Revised Statutes, as amended from time to time. No repeal or amendment of this Article directly or by adoption of an inconsistent provision of these articles of incorporation or the corporation's by-laws will be effective with respect to the liability of a director for acts or omissions occurring prior to such repeal or amendment or adversely affect the rights and protection afforded to a director of the corporation under this Article for acts or omissions which occur prior to such repeal or amendment."